                                                           EXHIBIT 28.1
AMENDMENT NO. 1                                            PAGE 1 OF 7
TO
SECOND AMENDED AND RESTATED
REVOLVING CREDIT, TERM LOAN AND
SECURITY AGREEMENT

THIS AMENDMENT NO. 1 ("Amendment") is entered into as of May   ,
1995 among GENERAL DATACOMM INDUSTRIES, INC., a corporation organized under the laws of the State of Delaware, GENERAL DATACOMM, INC., a corporation organized under the laws of the State of Delaware, GDC NAUGATUCK, INC., a corporation organized under the laws of the State of Delaware, DATACOMM SERVICE CORPORATION, a corporation organized under the laws of the State of Delaware, GDC REALTY, INC., a corporation organized under the laws of the State of Texas, GENERAL DATACOMM INTERNATIONAL CORP., a corporation organized under the laws of the State of Delaware, GENERAL DATACOMM SYSTEMS, INC., a corporation organized under the laws of the State of Delaware (each a "Borrower" and jointly and severally, the "Borrowers"), the undersigned financial institutions (collectively, "Lenders") and THE BANK OF NEW YORK ("BNY"), a New York banking corporation, as agent for Lenders (BNY in such capacity, "Agent").

BACKGROUND

Borrowers, Lenders and Agent are parties to a Second Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of June 1, 1994, (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lenders provide Borrowers with certain financial accommodations.

Borrowers have requested that Lenders and Agent amend the Loan
Agreement and Lenders and Agent are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan
Agreement.

2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan
Agreement is hereby amended as follows:

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
                                                           EXHIBIT 28.1
                                                           PAGE 2 OF 7
(a) Section 1.2 of the Loan Agreement is hereby amended as follows:

(i) effective as of January 24, 1995, the following defined terms are hereby deleted:

"CDA"
"CDA Guaranty"
"CDA Guaranty Fee"

(ii) effective as of January 15, 1995, the following defined terms are hereby amended in their entirety to provide as follows:

"Revolving Interest Rate" shall mean an interest rate per annum equal to (a) with respect to Domestic Revolving Loans, the Alternate Base Rate, (b) with respect to Eurodollar Revolving Loans, the sum of the Eurodollar Rate plus two percent (2.00%) and (c) with respect to Alternate Currency Advances, the sum of the Alternate Currency Interest Rate plus two percent (2.00%).

"Term Loan Interest Rate" shall mean an interest rate per annum equal to (a) with respect to the Domestic Term Loan, the Alternate Base Rate and (b) with respect to the Eurodollar Term
Loan, the sum of the Eurodollar Rate plus two percent (2.00%).

(b) Sections 2.11(b) and 6.16 of the Loan Agreement are hereby deleted.

(c) Effective as of January 15, 1995, Section 3.3 of the Loan
Agreement is hereby amended by deleting "one-half of one percent
(.50%)" on the sixth line thereof and inserting "three-eights of one percent (.375%)" in its place and stead.

(d) Effective as of March 30, 1995, Section 6.7 of the Loan
Agreement is hereby amended in its entirety to provide as follows:

"6.7 Fixed Charge Coverage Ratio. Cause to be maintained as of the end of each fiscal quarter a Fixed Charge Coverage Ratio for the immediately preceding four fiscal quarters equal to or greater than the ratio set opposite such fiscal quarter end below:

FISCAL QUARTER ENDING		FIXED CHARGE COVERAGE RATIO

March 31, 1994                 1.00 to 1.00
June 30, 1994                  1.00 to 1.00

                                                      EXHIBIT 28.1
                                                      PAGE 3 OF 7
September 30, 1994             1.25 to 1.00
December 31, 1994              1.25 to 1.00
March 31, 1995                 1.00 to 1.00
June 30, 1995 and at the
end of each fiscal quarter
thereafter                     1.50 to 1.00"

(e) Section 9.9(ii) of the Loan Agreement is hereby amended in its entirety to provide as follows:

"(ii) copies of all notices sent pursuant to the Chase
Agreements, and"

(f) Effective as of January 24, 1995, Article X(k) of the Loan
Agreement is hereby amended in its entirety to provide as follows:

"(k) Intentionally Omitted."

(g) Schedules 1.2, 5.2(b), 5.8(b), 5.9(a), 5.9(c), 5.13, 7.3 and
7.8 to the Loan Agreement are hereby deleted and replaced with Schedules 1.2, 5.2(b), 5.8(b), 5.9(a), 5.9(c), 5.13, 7.3 and
7.8, respectively, to this Amendment.

3. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: (i) Agent shall have received six (6) copies of this Amendment executed by Borrowers and Lenders and consented and agreed to by Guarantors, (ii) Agent shall have received from Netcomm a valid, binding and enforceable Guarantee of the Obligations of Borrowers in favor of Lenders, and valid, binding and enforceable debentures covering personal property of Netcomm, (iii) Agent shall have received a valid, binding and enforceable Pledge Agreement pursuant to which GDC pledges all of the issued and outstanding shares of Netcomm which are owned by GDC, (iv) Borrowers shall have paid all outstanding legal fees of Agent's and each Lender's counsel and (v) Agent shall have received such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent, Lenders or their counsel, each of which shall be in form and substance satisfactory to Agent, Lenders and their counsel.

4. Representations and Warranties. Borrowers hereby represent and warrant as follows:

(a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms.

(b) Upon the effectiveness of this Amendment, Borrowers hereby reaffirm all covenants, representations and

                                                          EXHIBIT 28.1
                                                          PAGE 4 OF 7

warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

(c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(d) Borrowers have no defense, counterclaim or offset with respect to the Loan Agreement.

5.  Effect on the Loan Agreement.

(a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder,"
"hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

(b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

6. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                                                      EXHIBIT 28.1
                                                      PAGE 5 OF 7

8. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

GENERAL DATACOMM INDUSTRIES, INC.
GENERAL DATACOMM, INC.
GDC NAUGATUCK, INC.
DATACOMM SERVICE CORPORATION
GDC REALTY, INC.
GENERAL DATACOMM INTERNATIONAL CORP.
GENERAL DATACOMM SYSTEMS, INC.


By:

William S. Lawrence, the Vice President
of each of the foregoing corporations
1579 Straits Turnpike
Middlebury, Connecticut 06762-1299

THE BANK OF NEW YORK



By:
Name:
Its:
123 Main Street
White Plains, New York 10602
Commitment Percentage:  45.4545455%


IBJ SCHRODER BANK & TRUST COMPANY


By:
Name
Its
One State Street
New York, New York 10004
Commitment Percentage:  30.3030303%

(signatures continued on next page)
                                     -5-

                                                        EXHIBIT 28.1
                                                        PAGE 6 OF 7
PEOPLE'S BANK



By:
Name:
Its:
255 Bank Street
Waterbury, Connecticut 06703
Commitment Percentage:  24.2424242%



THE BANK OF NEW YORK, as Agent


By:
Name:
Its:

CONSENTED AND AGREED TO:

General DataComm Ltd.
By:
Name: W. S. Lawrence
Its: Vice President

General DataComm Limited
By:
Name: W. S. Lawrence
Its:  Vice President

Eurotech France S.A.R.L. (now known as General DataComm France
S.A.R.L.)
By:
Name:  W. S. Lawrence
Its:  Authorized Signator


General Telecomm, S.A. de C.V. (now known as General DataComm de
Mexico S.A. de C.V.)
By:
Name:  W. S. Lawrence
Its:  Authorized Signator


(signatures continued on next page)
                                        -6-

                                                    EXHIBIT 28.1
                                                    PAGE 7 OF 7

DataComm Rental Corporation
By:
Name:  W. S. Lawrence
Its:  Vice President

General DataComm Pty Limited
By:
Name:  W. S. Lawrence
Its:  Authorized Signator

General DataComm S.A.R.L.

By:
Name:  W. S. Lawrence
Its:  Authorized Signator

                                           -7-